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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 1999.

                    PENNS WOODS BANCORP, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania              0-17077          23-2226454
(State or other jurisdiction    (Commission       (IRS Employer
     of incorporation)          File Number)  Identification No.)

115 S. Main Street, P.O. Box 5098, Jersey Shore, PA       17740
      (Address of principal executive offices          (Zip Code)

Registrant's telephone number, including area code (717) 398-2213

                               N/A
 (Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets.

     On January 11, 1999, Penns Woods Bancorp, Inc. and First National Bank of Spring Mills ("FNBSM") completed the merger of FNBSM with and into Jersey Shore State Bank, the wholly owned banking subsidiary of Penns Woods. Penns Woods, Jersey Shore State Bank and FNBSM completed the merger in accordance with an agreement and plan of merger, dated as of July 22, 1998, between Penns Woods and FNBSM, a copy of which is included as
Exhibit 2.1.

     On January 11, 1999, the effective date of the merger, each outstanding share of FNBSM common stock automatically converted into 3.5 shares of Penns Woods common stock. Penns Woods issued a total of 262,500 shares of Penns Woods common stock in the merger with an aggregate market value of approximately $15.75 million.

     Penns Woods treated the merger as a pooling of interests for financial accounting purposes and as a tax-free reorganization for federal income tax purposes.

Item 7.  Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

               Historical financial statements of FNBSM are not required in this filing under the rules of the Securities and Exchange Commission.

          (b)  Pro forma financial information.

               Pro forma financial information is not required in this filing under the rules of the Securities and Exchange Commission.

          (c)  Exhibits.

               2.1            Agreement of Merger dated July 22,
                              1998, between Penns Woods Bancorp,
                              Inc. and The First National Bank of
                              Spring Mills.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PENNS WOODS BANCORP, INC.

                              By/s/ Theodore H. Reich
                                   Theodore H. Reich,
                                   Chairman, President and Chief
                                   Executive Officer

Dated:  January 25, 1999  <PAGE 3>